EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form F-1 of WuXi PharmaTech (Cayman) Inc. of our report dated March 31, 2008 relating to the financial statements of AppTec Laboratory Services, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings “AppTec Summary Financial Data”, “AppTec Selected Financial Data” and “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

April 4, 2008